                                    EXHIBIT 3


                     ANNOUNCEMENT OF COMPLETION OF OFF-FLOOR
                      DISTRIBUTION OF SHARES OF THE COMPANY












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



                              (English Translation)


                                                               September 9, 2004


To whom it may concern:


                             WACOAL CORP.
                             Yoshikata Tsukamoto, President and Director
                             (Code Number:  3591)
                             (Tokyo Stock Exchange, First Section)
                             (Osaka Securities Exchange, First Section)
                             Ikuo Otani, Corporate Officer, Director of Finance, Corporate Planning
                             (Telephone: 075-682-1027)



         Announcement of Completion of Off-Floor Distribution of Shares
         --------------------------------------------------------------


     We hereby announce that the off-floor distribution of shares of the Company by a significant shareholder announced on September 8, 2004 has been completed and that the scheduled number of shares has been sold as follows.


                                                                                              Maximum
                                                                                        Number of Shares per
       Date of Sales               Number of Shares              Sales Price                 Subscriber
----------------------------- --------------------------- -------------------------- ---------------------------

     September 9, 2004              795,000 shares                JPY1,108                  5,000 shares
         (Thursday)
----------------------------- --------------------------- -------------------------- ---------------------------



Additional Information:


The company announced the details of the off-floor distribution of shares on September 8, 2004 as follows:



1.       Number of shares to be sold:    795,000 shares


2.       Date of sales:                  September 9, 2004 (Thursday)


3.       Sales price of the shares:      JPY1,108


4.       Maximum number of shares to be subscribed:           Up to 5,000 shares per subscriber (sales unit
                                                              shall be 1,000 shares)


5.       Name of the Stock Exchange to implement the off-floor distribution:    Tokyo Stock Exchange


6.       Purpose of off-floor distribution: To improve distribution of the Company's shares.







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